Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of September 11, 2018 (the “Effective Date”), is entered into by and between Glenn Alba (“Consultant”) and CorePoint Operating Partnership L.P., a Delaware limited partnership (the “Company”).

1.Engagement and Term.

(a)The Company hereby engages Consultant to serve as an independent contractor to the Company to commence on the Effective Date and ending on the first (1st) anniversary of the Effective Date (the “Consulting Term”); provided, however, that unless either party provides not less than thirty (30) days’ written notice of non-extension (a “Non-Extension Notice”), the Consulting Term shall be automatically extended by an additional year on each anniversary of the Effective Date.  In addition, the Consulting Term may be terminated at any time by either party hereto upon thirty (30) days’ written notice, or immediately by the Company in the case of a material breach of this Agreement by Consultant (a “Breach Event”), and upon such termination, except in the case of a termination of the Consulting Term by the Company other than as a result of a Breach Event, other than any unpaid Monthly Fees (as defined below) payable in respect of any previously completed month (the “Accrued Fees”), and the Monthly Fee payable in respect of the month in which such termination occurs, which amount shall be prorated to reflect the partial month of service, Consultant shall have not further rights to payment under this Agreement.  In the event of a termination of the Consulting Term by the Company other than as a result of a Breach Event, in addition to the Accrued Fees, the  Company shall pay Consultant the Monthly Fees otherwise payable for the remainder of the Consulting Term (as if no such termination had occurred and assuming no additional extensions of the Consulting Term), such amounts to be payable to Consultant within 30 days after such termination.

(b)During the Consulting Term, Consultant agrees to assist with developing, reviewing and refining the Company’s real estate and capital deployment policies, strategies and programs, together with providing advice and assistance on such other matters relating to the business of the Company as may be mutually agreed from time to time (the “Consulting Services”). The Consulting Services provided by Consultant shall be performed exclusively by Consultant, unless otherwise agreed to by the Company in writing, and shall be performed timely as reasonably requested by the Company.

2Consulting Fees and Expenses/Independent Contractor.

(a)During the Consulting Term, the Company will pay Consultant a monthly consulting fee of $8,333.33 (the “Monthly Fee”, and the aggregate Monthly Fees payable over the Consulting Term, the “Consulting Fees”). The Company shall pay the Monthly Fee in advance, so Consultant shall submit an invoice to Company by the 1st of each month for fees due in that month.  Invoices may be delivered by email to Mark Chloupek, or to such other employee of the Company as designated by Mark Chloupek.

(b)Consultant acknowledges that, during the Consulting Term, neither Consultant nor its employees will be an “employee” (or person of similar status) of the Company or any of its affiliates for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). Consultant acknowledges and agrees that the Company will not withhold or deduct from the Consulting Fees any amounts as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws, and Consultant will be solely responsible for the payment of any federal, state or local income or payroll taxes with respect to the Consulting Fees. In the event that the consulting arrangement described herein is reclassified as an employment relationship by any governmental agency or court, Consultant acknowledges and agrees that it will not seek to participate in or benefit from any of the employee benefit plans or programs of the Company or its affiliates as a result of such reclassification.

(e)During the Consulting Term, the Company shall reimburse Consultant for reasonable business expenses (including travel expenses) incurred in the performance of the Consulting Services within sixty (60) days of receipt of reasonably satisfactory documentation in accordance with the general policies of the Company.

(f)It is understood by the Company and Consultant that during the Consulting Term, Consultant and its employees shall be an independent contractor with respect to the Company and not an employee of the Company. Consultant acknowledges and agrees that its employees are not eligible for, cannot actively participate in, and cannot accrue service credit or have contributions made, under any employee benefit plan sponsored or maintained by the Company, including without limitation, workers’ or unemployment compensation benefits, any plan which is intended to qualify under Section 401(a) of the Code, fringe benefits or other similar plans of the Company.

(g)For the convenience of the Company and in order for Consultant to provide the Consulting Services required under this Agreement, the Company shall continue, without interruption, to provide Consultant with (i) access to business records and documents of the Company; (ii) keys, security passes, and other means of access to the Company’s offices and parking facilities; (iii) computer hardware, equipment and software belonging to the Company and all passwords related thereto; and (iv) access to the internal and external networks of the Company, all to be used in connection with providing the Consulting Services.

3. Miscellaneous.

(a)During the Consulting Term, Consultant and its employees may receive, have access to and otherwise be exposed to confidential and proprietary information of CorePoint Lodging Inc. and its subsidiaries (collectively, “CPLG”), including without limitation, non-public, confidential or personal information and materials relating to or concerning (i) the Company and its activities, or (ii) any of the directors or officers of CPLG (the “Confidential Information”). For purposes of this Section 3(a), “Confidential Information” does not include information which (i) is or becomes available to the public through no act or omission of Consultant, (ii) is proven to have been previously disclosed to or known by Consultant or its employees prior to disclosure by CPLG, (iii) was lawfully received by Consultant from third parties without any obligation to hold it in confidence, or (iv) is approved for release by written authorization of LQ, but only to the extent of and subject to such conditions as may be imposed in such written authorization. Consultant agrees to not, at any time (whether during or after the Consulting Term), disclose or use for its own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise, other than the Company, any Confidential Information. To the extent Consultant provides legal services, Consultant acknowledges it is bound by the attorney-client privilege and that the right to waive that privilege rests with the Company, not Consultant. Nothing in this Agreement shall prohibit or impede Consultant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Notwithstanding the foregoing, under no circumstance will Consultant be authorized to disclose any information covered by attorney-client privilege or attorney work product of CorePoint Lodging Inc. or any of its affiliates without prior written consent of the Company’s General Counsel or other officer designated by the Board of Directors of CPLG.

(b)This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the state of Texas, without reference to the principles of conflicts of law of Texas or any other jurisdiction, and where applicable, the laws of the United States. The parties hereto agree that any future disputes between them shall be tried to a judge rather than a jury and the parties hereby waive a trial by jury on such disputes.

(c)If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement or the remaining portion of a partially invalid provision, which shall remain in force, and the provision in question shall be modified by the court so as to be rendered enforceable.

(d)Each party and its counsel has reviewed this Agreement or has been provided the opportunity to review this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to their fair meaning, and not strictly for or against either party.

(e)The Agreement sets forth the entire agreement between the parties hereto with respect to the Consulting Services, and fully supersedes any and all prior agreements or understandings, other than as expressly set forth herein, between the parties hereto pertaining to the subject matter hereof. This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto.

(f)This Agreement shall be effective only upon its execution by the Company and Consultant.

(g)This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COREPOINT OPERATING PARTNERSHIP L.P.

By: /s/ Keith Cline

Name:  Keith Cline
Title:  President and CEO

GLENN ALBA

By: /s/ Glenn Alba

Glenn Alba